Note: Certain identified information (marked with [^^^]) has been excluded from this exhibit because it is both not material and is the type that the Federal Home Loan Bank of Boston treats as private or confidential.

DIRECTOR COMPENSATION POLICY - 2027
TABLE OF CONTENTS

I.	Purpose:	1
II.	Scope:	1
III.	Policy Statement:	1
	A. Methodology	1
	B. Board and Committee Meeting Fees	1
	C. Quarterly Retainer	2
	D. Maximum Compensation	2
	E. Reduction in Compensation based on Attendance and Performance	3
	F. Compensation Deferrals	3
IV.	Administration:	3
	A. Roles and Responsibilities	3
	B. Governance	3
	C. Exception Management/Policy Interpretations	4
V.	Applicable Laws and Regulations:	4
VI.	Related Policies; Procedures:	4
VII.	Policy History Log:	5

Director Compensation Policy	October 23, 2026

Director Compensation Policy - 2027
I.Purpose:

The purpose of this Policy is to set forth the compensation to be paid to the Board of Directors of the Federal Home Loan Bank of Boston (the “Bank”) in 2027. The Travel and Public Relations Policy and Director’s Addendum to the Travel and Public Relations Policy set forth the circumstances under which the Bank will reimburse Directors for certain expenses incurred while on Bank business.

The goal of the Policy is to appropriately compensate the Directors for actual attendance and participation at the meetings of the Board of Directors and the committees of the Board and also for work performed on behalf of the Board of Directors and the Bank apart from such meetings.

II.Scope:

This Policy applies to all Directors of the Bank.
III.Policy Statement:

A.Methodology.

The 2027 Director compensation set forth in this Policy, which remains unchanged from the Director compensation set forth in the 2026 Director Compensation Policy, was determined after considering the compensation paid to directors of other Federal Home Loan Banks, as well as current guidance on reasonable director compensation provided by the Federal Housing Finance Agency (“FHFA”).

B.Board and Committee Meeting Fees.

In order to compensate Directors for their time attending meetings, each Director who attends a meeting of the Board of Directors or a Board Committee shall be paid an attendance fee, based on the responsibilities of the Director as set forth below:

	Per Board Meeting [1]	Per Committee Meeting [1]	Virtual Attendance [2]	Maximum Attendance Fees
Chair	$13,680	$2,960	$1,770	$110,000
Vice Chair	$11,830	$2,960	$1,770	$94,700
Audit/HR & Comp/Risk Committee Chairs	$11,420	$2,960	$1,770	$91,400
Other Committee Chairs	$10,770	$2,960	$1,770	$86,210
Other Directors	$9,710	$2,960	$1,770	$82,000
    Footnotes appear on the following page

Director Compensation Policy	1	October 23, 2026

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1 Applies to attendance at all or part of (i) Board and Committee meetings scheduled to be held in person (including scheduled in-person meetings that are changed to virtual or hybrid meetings by the Board’s Chair) and (ii) full virtual Board and Committee meetings scheduled for February and July 2027.

2 Applies to all virtual meetings other than the full virtual meetings scheduled for February and July 2027, and to                                                       virtual participation at in-person meetings for which a Director would be entitled to compensation if attending in person (other than virtual attendance at scheduled in-person meetings that are changed to virtual or hybrid by the Board’s Chair).
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Committee meeting attendance fees apply to all committee members, including ex officio members, who attend all or any part of any meeting of a committee of the Board. Directors will not be compensated for attendance at a meeting of a committee on which the Director is not a member.

Fees shall be paid per meeting. For example, if a Board meeting and committee meeting occur on the same day, a separate fee shall be payable for attendance at each meeting. Additionally, in the case of multi-day meetings, a separate fee shall be payable for each day's attendance.
In the event that inclement weather prevents the occurrence of a planned meeting of the Board or one of its committees, the Directors shall be entitled to receive the applicable meeting fee called for in the Policy, minus any fees received if an in-person meeting is changed to a virtual meeting by the Board's Chair.
C.Quarterly Retainer.

In order to compensate Directors for their time while serving as Directors outside of normal Committee and Board meetings, Directors shall receive a quarterly retainer, payable in arrears at the end of each quarter. The retainer shall compensate Directors for their time preparing for meetings, attending Advisory Council meetings, attending Bank System meetings, Board training sessions, and member events, and other activities outside of normal Board and Board Committee meetings. The amount of the quarterly retainer varies depending on the responsibilities of the Director as set forth below:

	Quarterly Retainer	Annual Retainer
Chair	$13,750	$55,000
Vice Chair	$11,825	$47,300
Audit/HR & Comp/Risk Committee Chairs	$11,400	$45,600
Other Committee Chairs	$11,000	$44,000
Other Directors	$10,250	$41,000

D.Maximum Compensation.

The maximum director compensation for 2027 shall be as follows:

Director Compensation Policy	2	October 23, 2026

	Maximum Attendance Fees	Maximum Retainer	Total Maximum Compensation
Chair	$110,000	$55,000	$165,000
Vice Chair	$94,700	$47,300	$142,000
Audit/HR & Comp/Risk Committee Chairs	$91,400	$45,600	$137,000
Other Committee Chairs	$86,210	$44,000	$130,210
Other Directors	$82,000	$41,000	$123,000

The Bank will also pay/reimburse Directors for expenses related to the Directors’ attendance at board meetings pursuant to the Bank’s Travel and Public Relations Policy and Directors Addendum to the Travel and Public Relations Policy. The Bank will not pay for or reimburse the expenses of a Director’s spouse/guest accompanying the Director to Board meetings, other than the cost of the food and beverages of a Director’s spouse/guest who attends the Board’s holiday reception and dinner as an invited guest. Directors will reimburse the Bank for any such expenses incurred by the Bank either directly or via deduction from such Directors’ meeting fees or retainer.

E.Reduction in Compensation based on Attendance and Performance.

The Board may, at its December meeting, vote to reduce or eliminate a Director’s final quarterly retainer payment if (i) the Director has not attended (in person or virtually) at least 75% of all regular and special meetings of the Board and the Committees on which the Director served during the year (adjusted as appropriate for partial year of service), or (ii) the Board, in its discretion, determines that the Director has consistently demonstrated a lack of engagement and participation in meetings attended.

F.Compensation Deferals

Directors may elect to participate in the Bank’s Thrift Benefit Equalization Plan (the “Plan”), which provides Directors an opportunity to defer compensation, in each case, as set forth in the Plan.

IV.Administration:

A.Roles and Responsibilities.

1.Owner. The General Counsel shall be the owner of this Policy, responsible for maintaining this Policy.

2.Authorized Approver. The Board of Directors of the Bank shall be authorized to approve all changes to this Policy.

B.Governance.

1.Re-Adoption Frequency. The Governance/Government Relations Committee shall annually review this policy and shall submit its recommendation to the Board. The Board shall consider the recommendations of the Governance/Government Relations Committee and shall approve the policy no later than required to allow for submission,

Director Compensation Policy	3	October 23, 2026

review and approval of the Director of the Federal Housing Finance Agency (FHFA), if required, to ensure that directors are paid timely for the first regularly scheduled meeting of the Board in which the policy shall apply.
2.Review Frequency: The Owner of this Policy is expected to review this Policy annually.
C.Exception Management/Policy Interpretations.

The Board is authorized, in its sole discretion, to interpret the provisions of the policy and to address situations not anticipated or covered by this policy as it determines to be appropriate, consistent with the requirements set forth in the regulations promulgated by the Federal Housing Finance Agency, if any.
V.Applicable Laws and Regulations:

The following provisions of the Federal Home Loan Bank Act and FHFA Regulations are applicable to this Policy:
•12 CFR Part 1261.20 - 243

VI.Related Policies; Procedures:

The following Bank policies cover subject matter that is related to this Policy:
•Travel and Public Relations Policy

•Directors Addendum to Travel and Public Relations Policy.

•Thrift Benefit Equalization Plan
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3 [^^^]

Director Compensation Policy	4	October 23, 2026

VII.Policy History Log:

Date Approved	Purpose	Author	Approved by
12/16/2011	Annual Review	J. Authur	Board
12/21/2012	Annual Review and Policy reformatting into new format	J. Authur	Board
12/20/2013	Annual Review; incorporating compensation adjustments based on revised McLagan study	C. Pratt	Board
10/24/2014	Added language regarding purpose and methodology. Changed “maximum fee” provision to “maximum compensation,” and added a cap on spouse/guest expenses.	C. Pratt	Board
10/26/2015	Adjusted compensation for 2016. Reduced meeting fees, eliminated spousal expenses and added retainer component, with possible reduction for poor attendance or performance.	C. Pratt	Board Chair and Governance Committee Chair, via delegation by full Board
10/28/2016	Adjusted meeting fees, retainer and maximum compensation for 2017.	C. Pratt	Board
10/27/2017	Adjusted meeting fees, retainer and maximum compensation for 2018.	C.Pratt	Board
10/19/2018	No changes in 2019 from 2018 compensation	C. Pratt	Board
10/25/2019	Adjusted maximum meeting fees, retainer and maximum compensation for 2020	C. Pratt	Board
10/30/2020	No changes in 2021 from 2020 compensation	C. Pratt	Board
10/22/2021	No changes in 2022 from 2021 compensation	C. Pratt	Board
6/24/2022	Amended to clarify pay for meetings that are hybrid due to COVID.	C. Pratt	Board
10/21/2022	Adjusted maximum meeting fees, retainer, and compensation for 2023	K. Walsh	Board
10/20/2023	Adjusted maximum meeting fees, retainer, and compensation for 2024; substituted virtual meetings for telephonic meetings	K. Walsh	Board
10/25/2024	Adjusted maximum meeting fees, retainer, and compensation for 2025	K. Walsh	Board
12/23/2024	Board accepted adjusted maximum meeting fees, retainer, and compensation for 2025	K. Walsh	Board
10/24/2025	Adjusted maximum meeting fees, retainer, and compensation for 2026	K. Walsh	Board
10/23/2026	No changes in 2027 from 2026 compensation. Add reference to the Thrift Benefit Equalization Plan.	K. Walsh	Board

Director Compensation Policy	5	October 23, 2026